UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

At its public meeting on September 11, 2015, the New Jersey Board of Public Utilities (the “NJBPU”) announced its approval of a stipulation of settlement signed by the parties (the “Settlement”) with respect to a petition filed by New Jersey-American Water Company, Inc. (“NJAW”), a wholly owned subsidiary of American Water Works Company, Inc., to provide for an annual increase in NJAW’s water and wastewater rates by approximately $22 million and was based on a return on equity of 9.75%. The new rates will become effective for water and wastewater services rendered by NJAW on and after September 21, 2015.

A copy of a press release issued by NJAW, including a fact sheet attached thereto outlining specific additional information related to the Settlement, is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit has been filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release of NJAW dated September 11, 2015, including Rate Case Fact Sheet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WATER WORKS COMPANY, INC.

Dated: September 11, 2015	By:	/s/ Linda G. Sullivan
Linda G. Sullivan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release of NJAW dated September 11, 2015, including Rate Case Fact Sheet.